UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2017

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

As further described under Item 2.01 below, on January 19, 2017 (the “Closing Date”), Synchronoss Technologies, Inc., a Delaware corporation (“Parent”), completed the previously announced acquisition of Intralinks Holdings, Inc., a Delaware corporation (“Intralinks” or the “Company”), pursuant to the Agreement and Plan of Merger (“Merger Agreement”), dated December 5, 2016, by and among Parent, GL Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Intralinks.

In connection with the completion of the acquisition of Intralinks, Parent entered into a new senior secured credit agreement, dated as of January 19, 2017 (the “Credit Agreement”), among, inter alia, Parent, the lending institutions from time to time parties thereto, and Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.  The Parent’s obligations under the Credit Agreement are guaranteed by certain of Parent’s subsidiaries (including Intralinks) and secured by substantially all of the assets of Parent and the guarantors.

The term loan lenders under the Credit Agreement have advanced to Parent senior secured term loans in an aggregate principal amount of $900 million with a maturity date of January 19, 2024 (the “Term Facility”).  The revolving lenders under the Credit Agreement have provided Parent with a revolving credit facility of up to $200 million with a maturity date of January 19, 2022 (the “Revolving Facility”). The term loans under the Term Facility will amortize at 1% per annum in equal quarterly installments with the balance payable on the final maturity date.  The proceeds of the Term Facility are being used to finance a portion of the cash consideration in the Offer and the Merger (as such terms are defined below), to refinance certain existing indebtedness of Parent and Intralinks (or its subsidiaries) and to pay fees and expenses related thereto.  The Revolving Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice under swingline loans, and borrowing thereunder may be used for working capital and other general corporate purposes.

Loans under the Term Facility bear interest at a rate equal to, at Parent’s option, the adjusted LIBOR rate for an applicable interest period or an alternate base rate, in each case, plus an applicable margin of 2.75% or 1.75%, respectively. The revolving loans under the Revolving Facility initially bear interest at a rate equal to, at Parent’s option, the adjusted LIBOR rate or an alternate base rate, in each case, plus an applicable margin of 2.50% or 1.50%, respectively, subject to step-downs based on Parent’s ratio of first lien secured debt to adjusted EBITDA.

Subject to certain customary exceptions, loans under the Term Facility are subject to mandatory prepayments in amounts equal to: (1) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by Parent or its restricted subsidiaries subject to customary reinvestment provisions and certain other exceptions; (2) 100% of the net cash proceeds from incurrences of debt (other than permitted debt); and (3) a customary annual excess cash flow sweep at levels based on Parent’s then applicable ratio of first lien secured debt to adjusted EBITDA.

The Credit Agreement contains a number of customary affirmative and negative covenants and events of default, which, among other things, restrict the ability of Parent and its subsidiaries to incur debt, allow liens on assets, make investments, pay dividends or prepay certain other debt. The Credit Agreement also requires Parent to comply with certain financial maintenance covenants, including a total gross leverage ratio and an interest charge coverage ratio.

Certain of the lenders under the Credit Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the registrant and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to Parent’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2017 and is incorporated by reference herein.

Item 1.02.                                        Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, Parent repaid all outstanding obligations under its previously existing Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and the several lenders party thereto (the “Prior Credit Agreement”). In connection therewith, Parent delivered all notices and took all other actions to facilitate and cause the termination of the Prior Credit Agreement, the repayment in full of all obligations then outstanding thereunder and the release of any security interests in connection therewith, effective as of January 19, 2017.  The aggregate payoff amount was $29,027,805.53 and included all accrued interest and prepayment penalties associated therewith.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 5, 2016, Parent, Merger Sub and Intralinks entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, on December 19, 2016, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares (the “Shares”) of Intralinks common stock, 0.001 par value, at a price of $13.00 per share, without interest and subject to any required withholding taxes.

The Offer expired as scheduled at one minute following 11:59 p.m., New York City time, on January 18, 2017 (the “Expiration Date”) and was not extended. American Stock Transfer and Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised Parent and Merger Sub that, as of the Expiration Date, a total of 45,632,659 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered but which shares were not yet delivered) had been validly tendered and not properly withdrawn from the Offer, which tendered Shares represented approximately 78.7% of the Shares issued and outstanding as of the expiration of the Offer.  In addition, Notices of Guaranteed Delivery had been delivered for 1,821,243 Shares, representing approximately 3.1% of the Shares issued and outstanding as of the expiration of the Offer. The number of Shares (excluding Shares delivered pursuant to Notices of Guaranteed Delivery) tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied (or waived), Merger Sub accepted for payment all such Shares validly tendered and not properly withdrawn prior to the Expiration Date, and payment for such Shares is being made to the Depositary, which will act as the paying agent for tendering Company stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering Company stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Merger Sub with and into the Company (the “Merger”) set forth in the Merger Agreement were satisfied, and on January 19, 2017, Parent completed its acquisition of the Company by consummating the Merger, without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“Delaware Law”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share then outstanding was converted into the right to receive cash in an amount equal to the Offer Price, without interest and subject to any required withholding taxes (the “Per Share Merger Consideration”) (other than (i) Shares held in the treasury of Intralinks, (ii) Shares owned of record by Parent or any of its direct or indirect wholly owned subsidiaries, including Merger Sub and (iii) Shares that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights have been properly demanded (and not withdrawn or lost) in accordance with Delaware Law in connection with the Merger). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.

Parent paid a total of approximately $904.1 million in the Offer and Merger, including payment of existing indebtedness for both Parent and Intralinks, fees and costs associated with Term Facility and other transaction related expenses and funded the payments required to complete the Offer and the Merger with cash on hand and proceeds from the Credit Agreement.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Parent’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 6, 2016 and is incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Merger Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Agreement set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2017 in connection with the Merger, the Board of Directors of Parent (the “Board”) appointed Ronald W. Hovsepian, age 55, as the Chief Executive Officer of Parent and appointed Mr. Hovsepian as a Class III director of the Board of Parent, effective as of the closing of the Merger.

Prior to the Merger, Mr. Hovsepian had served as President, Chief Executive Officer and a director of Intralinks since December 2011. Prior to joining Intralinks, Mr. Hovsepian most recently served as President and Chief Executive Officer of

Novell, Inc., or Novell, from 2006 until Novell’s acquisition by the Attachmate Group in April 2011. He joined Novell in 2003 as President, North America, next served as Executive Vice President and President, Worldwide Field Operations and served as President and Chief Operating Officer from 2005 until his appointment as Chief Executive Officer in 2006. Prior to his time at Novell, Mr. Hovsepian served in a number of executive positions with IBM over an approximately 17-year period. Mr. Hovsepian has served as a member of the board of directors of ANSYS, Inc., an engineering simulation software company since 2012 and, since November 2014, he has also held the position of non-executive chairman. From 1998 to 2015, Mr. Hovsepian served as a member of the board of directors of ANN Inc., or ANN, a women’s fashion retailer. He also held the position of non-executive chairman of ANN’s board of directors from 2005 to 2015. Mr. Hovsepian holds a B.S. from Boston College.

Pursuant to the terms of his appointment as Chief Executive Officer, Mr. Hovsepian will be entitled to receive the benefits under his existing agreement with Intralinks until he enters into a new definitive employment agreement with Parent.  The terms of such existing arrangement are set forth in the section of Intralinks’ definitive proxy statement filed with the SEC on April 28, 2016 entitled “Employment Agreements — Employment Agreement with Mr. Hovsepian” and such terms are incorporated herein by reference. In addition, subject to the approval of the Board or the Board’s compensation committee, Mr. Hovsepian will be granted a to-be-determined number of restricted stock units or options to purchase shares of Parent common stock, as will be determined in connection with the execution of a definitive employment agreement setting forth such terms and any related severance or other benefits.  Such final terms will be disclosed at the time of the execution of such definitive employment agreement.  There are no related party transactions reportable under Item 404(a) of Regulation S-K.

Mr. Hovsepian and Parent will also enter into an indemnification agreement requiring Parent to indemnify him to the fullest extent permitted under Delaware law with respect to his service as an officer and director. The indemnification agreement will be in the form entered into with Parents other directors and executive officers. This form is attached hereto as Exhibit 99.2.

In connection with the appointment of Mr. Hovesepian to the Board, and pursuant to the Company’s bylaws, the Board has increased the number of directors to 6.

Immediately prior to Mr. Hovsepian’s appoint as Chief Executive Officer of Parent, Stephen G. Waldis resigned as Chief Executive Officer of Parent.  Mr. Waldis will continue to serve as a director and has been appointed as active Executive Chairman of the Board.

Item 9.01.                                        Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report was required to be filed pursuant to Item 2.01.

(d)          Exhibits

Exhibit Number	Description
2.1

Agreement and Plan of Merger among Synchronoss Technologies, Inc., GL Merger Sub, Inc. and Intralinks Holdings, Inc. dated December 5, 2016, 2016 (incorporated by reference to Exhibit 2.1 to Intralinks’ Current Report on Form 8-K filed with the SEC on December 6, 2016).

99.1

Press Release of Synchronoss Technologies, Inc. dated January 19, 2017 (incorporated by reference to Exhibit (a)(5)(O) to the Amendment No. 4 to the Schedule TO of Synchronoss Technologies, Inc. and GL Merger Sub, Inc., filed with the SEC on January 19, 2017).

99.2

Form of Indemnification Agreement between Synchronoss Technologies, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 filed with the SEC on May 9, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2017	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Ronald W. Hovsepian
		Name:	Ronald W. Hovsepian
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger among Synchronoss Technologies, Inc., GL Merger Sub, Inc. and Intralinks Holdings, Inc. dated December 5, 2016, 2016 (incorporated by reference to Exhibit 2.1 to Intralinks’ Current Report on Form 8-K filed with the SEC on December 6, 2016).

99.1

Press Release of Synchronoss Technologies, Inc. dated January 19, 2017 (incorporated by reference to Exhibit (a)(5)(O) to the Amendment No. 4 to the Schedule TO of Synchronoss Technologies, Inc. and GL Merger Sub, Inc., filed with the SEC on January 19, 2017).

99.2

Form of Indemnification Agreement between Synchronoss Technologies, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 filed with the SEC on May 9, 2006).